SUBLEASE AGREEMENT

     THIS SUBLEASE AGREEMENT (this "Sublease") is made and entered into this 18th day of August, 1997, by and between CONTOUR MEDICAL, INC., a Nevada corporation, as "Sublessor", and SUNSCRIPT PHARMACY CORPORATION, a New Mexico corporation, as "Sublessee".

                      W I T N E S S E T H :

     WHEREAS, Sublessor executed and entered into that certain Lease Agreement dated October 23, 1996, by and between Meadows I/II, LLC as "Landlord" ("Master Lessor"), and Sublessor as "Tenant", as amended by First Amendment to Lease dated June 30, 1997 (such Lease Agreement, as so amended, is hereinafter collectively referred to as the "Master Lease") concerning certain premises located in the Meadows V Building, Alpharetta, Georgia 30005, being therein described and defined as the "Premises";

     WHEREAS, a true, correct and complete copy of the Master Lease is attached hereto as Exhibit "A" and incorporated herein by reference; and

     WHEREAS, Sublessor desires to sublease to Sublessee, and Sublessee desires to sublease from Sublessor, a portion of the Premises, such portion being more particularly described and shown on Exhibit "B", attached hereto and incorporated herein by reference (the "Subleased Premises").

     NOW, THEREFORE, for and in consideration of the foregoing, the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby covenant and agree as follows:

     1. Sublease Subject to Master Lease. This Sublease and Sublessee's possession of the Subleased Premises hereunder is and shall be expressly subject and subordinate to all of the terms, covenants and conditions contained in the Master Lease, a copy of which Sublessee expressly acknowledges has been reviewed by Sublessee. Sublessee covenants and agrees to observe and perform all of the terms, covenants and conditions to be performed by the Tenant under the Master Lease with respect to the Subleased Premises (provided that Sublessee shall not be obligated to pay any rent other than as provided in Section 3 of this Sublease) and further covenants and agrees not to do or suffer or permit anything to be done or suffered which would result in a default or event of default under the Master Lease or cause the Master Lease to be terminated. All of the terms, covenants and conditions of the Master Lease (including without limitation, all defined terms thereunder) are hereby incorporated herein with the same force and effect as if set forth in full and the parties agree that all such terms, covenants and conditions shall apply to the Subleased Premises and whenever the Master Lease imposes duties or obligations on the Tenant thereunder, the same duties and obligations shall be deemed to refer to Sublessee with respect to the Subleased Premises and Sublessee hereby expressly assumes such duties and obligations. Notwithstanding the foregoing, Sublessee shall not be entitled to exercise any rights or options of the Tenant under the Master Lease (including without limitation any renewal, expansion, early termination or other rights or options), Sublessor hereby expressly reserving all such rights and options and Sublessee hereby expressly acknowledging and agreeing that Sublessee's rights and options are limited to those expressly set forth in this Sublease. Sublessor and Sublessee hereby covenant and agree that in the event that Sublessor exercises the renewal option under the Master Lease, Sublessor and Sublessee shall enter into an amendment to this Sublease to renew it upon the same terms and conditions as set forth in the renewal of the Master Lease except that the Base Rental per square foot for the Subleased Premises shall be equal to the Base Rent per square foot payable by Sublessor for the Premises under the Master Lease. If Sublessor determines not to exercise an extension or renewal, Sublessor will upon Sublessee's request assist Sublessee in the negotiation with Master Lessor whereby Sublessee will enter into its own lease with Master Lessor, provided that Sublessor shall have no obligation to compromise its own rights under the Master Lease or to expend any funds in connection therewith.

     2. Term. The term of this Sublease shall commence on September 1, 1997 (the "Commencement Date") and shall expire at midnight on June 30, 2002 (the "Expiration Date"). Notwithstanding the foregoing, this Sublease shall terminate immediately upon termination of the Master Lease for any reason whatsoever; Provided, however, that in the event that the Master Lease is terminated solely as a result of Sublessor's wilful default thereunder, Sublessor agrees to reimburse Sublessee for any remaining unamortized costs of capital improvements expended by Sublessee in connection with the Subleased Premises after the date of such wilful default, which shall be Sublessee's sole right and remedy in the event of such wilful default by Sublessor resulting in a termination of this Sublease.

     3.Rent.

          (a)Base Rent: Sublessee shall pay Base Monthly Rental in the amount of $9,487.73. Base Monthly Rental shall be increased to the following amounts on the following dates:

                Date: Increased Base Amount:
                7/1/98 - 6/30/99 $ 9,677.49
                7/1/99 - 6/30/00 $ 9,871.04
                7/1/00 - 6/30/01 $10,068.46
                7/1/01 - 6/30/02 $10,269.83

          (b)Additional Rent: Sublessee shall pay as additional rent hereunder Sublessee's "Proportionate Share" of the following: (i) any and all charges for taxes and insurance due under the Master Lease; (ii) any and all charges for utilities servicing the Subleased Premises; and (iii) any and all other charges or sums due under the Master Lease (other than rent applicable to the remainder of the Premises and other than interest or late charges not resulting from Sublessee's failure to comply with Sublessee's obligations hereunder). As used herein, Sublessee's "Proportionate Share" shall mean that portion of all costs, expenses and additional rent oayable under the Master Lease multiplied by a fraction, the numerator of which shall be the number of square feet contained in the Subleased Premises and the denominator of which is the number of square feet contained in the entire Leased Premises, or 15,040/69,600. If and to the extent that Sublessor is required to make estimated or monthly installments or escrow payments under the Master Lease, Sublessee at Sublessor's option and election shall likewise make such estimated or monthly installments or escrow payments according to Sublessee's Proportionate Share.

          (c)Method of Payment. All Base Monthly Rental payable by Sublessee under this Sublease and any and all other sums payable by Sublessee to Sublessor hereunder shall be deemed to be rental payable hereunder and are hereinafter sometimes collectively called the "Sublease Rent". Each monthly installment of Sublease Rent shall be paid by Sublessee on or before the first
(1st) day of each and every calendar month during the term of this Sublease, in advance, to the office of Sublessor set forth below, or to such other place as Sublessor may designate, and shall be payable without notice, set off or deduction whatsoever. The amount of Sublease Rent shall be prorated for any partial calendar month during the term of this Sublease. If any Sublease Rent hereunder is not paid within five (5) days after the date when such payments are due then Sublessee shall in addition to the amount due pay a late charge equal to three percent (3%) of the unpaid amount, not as a penalty but as a reasonable estimate by the parties of Sublessor's administrative costs resulting from such late payment, and Sublessee shall in addition pay interest at the rate of one and one-half percent (1~1/2%) per month on such unpaid amount until such amount has been paid in full. In addition, Sublessee shall be responsible for any and all sums due to Master Lessor under the Master Lease as a result of such late payment, after deducting the amounts already paid by Sublessee for late charges and interest, and such acceptance by Sublessor of any and all such sums shall not limit any other rights and remedies available to Sublessor in the event of nonpayment of the Sublease Rent.

     4.Use. Sublessee shall use the Subleased Premises only for purposes consistent with the uses permitted under the Master Lease and shall comply in all respects with the Master Lease. In furtherance and not in limitation of the foregoing, Sublessee shall not use, suffer or permit any Hazardous Materials or Hazard Materials Activities on, in or about the Subleased Premises.

     5. Maintenance. Sublessee shall maintain the Subleased Premises in good order and repair and shall assume the entire responsibility for repairs to the Subleased Premises which may become necessary during the term of this Sublease. Sublessor has and shall have no obligation to provide any services to the Subleased Premises or to make any repairs or improvements thereto, provided that to the extent Master Lessor provides any services pursuant to the Master Lease, Sublessee shall be entitled to enjoy such services with respect to the Subleased Premises to the extent such services relate thereto.

     6. Tenant Improvements: Alterations. Sublessee shall not make any changes, alterations, additions or improvements to the Subleased Premises without first obtaining the written consent of Sublessor (which consent shall not be unreasonably withheld) and, to the extent required under the Master Lease, Sublessee shall also obtain written consent from Master Lessor thereunder.

     7. Condition of Leased Premises. Sublessee represents and warrants that Sublessee has inspected the Subleased Premises and Sublessee agrees to take possession of the Subleased Premises in its present "as is" condition, with all faults. Sublessee acknowledges and agrees that no representations or warranties with respect to the condition of the Subleased Premises have been made by Sublessor, Master Lessor or any agent or representative of either of the foregoing with respect to the Subleased Premises or the condition thereof or fitness for a particular purpose, including, but not limited to, with respect to any Hazardous Materials or other environmental conditions.

     8. No Assianment or Sublettinq. Sublessee shall not assign this Sublease or sublet the Subleased Premises or any part thereof, nor permit the use or occupancy of the Subleased Premises by any third party, without first obtaining the written consent of both Sublessor and Master Lessor, either of whom may withhold such consent in their respective sole and absolute discretion.

     9. Insurance. During the term of this Sublease, Sublessee, at its sole cost and expense, shall provide and maintain such insurance as may be required to conform with the provisions of the Master Lease with respect to the Subleased Premises and otherwise in conformity with reasonable and customary business practices. Sublessee shall cause Sublessor and Master Lessor to be named as additional insureds in such policies, which shall contain provisions that they cannot be cancelled or amended except upon not less than thirty (30) days prior written notice to all additional insureds and that the act or omission of one (1) insured will not invalidate the policy as to the other insureds. Sublessee shall furnish Sublessor reasonably satisfactory evidence, in the form of an insurance policy or original certificate, that such insurance is in effect at or before the Commencement Date and thereafter on request, at reasonable intervals and in all cases prior to the expiration of the policy then in effect. Any insurance required under this Sublease to be provided by Sublessee may be evidenced by certificate of insurance for a blanket policy provided same is acceptable to Master Lessor.

     10. Default; Remedies. The occurrence of any one (1) or more of the following events, after the passage of notice of such default by Sublessor as provided below (provided, however, that Sublessee shall only be entitled to one (1) notice of default per year) shall constitute a default under this Sublease by Sublessee:

          (a) If Sublessee shall fail to pay any Sublease Rent or any other sum due hereunder when and as the same becomes due and payable and fails to cure such default within five (5) days after notice of such default by Sublessor;

          (b) If Sublessee shall fail to perform or observe any other term, condition or provision of this Sublease to be performed or observed by Sublessee within ten (10) days after notice of such default by Sublessor (provided that Sublessee shall be offered up to an additional twenty (20) days to so cure, if such additional period for cure does not constitute or create a default under the Master Lease);

          (c) If Sublessee shall abandon or vacate all or any portion of the Subleased Premises;

          (d) If Sublessee is adjudicated a bankrupt or if a permanent receiver is appointed for all or any portion of Sublessee's property or Sublessee's interest in the Subleased Premises;

          (e) If, whether voluntarily or involuntarily, Sublessee takes advantage of any debtor relief proceedings under any present or future law whereby the Sublease Rent or any part thereof is, or is proposed to be, reduced or payment thereof deferred:

          (f) If Sublessee makes an assignment for the benefit of creditors or if the Subleased Premises or Sublessee's effects or interest therein should be levied upon or attached under process; or

          (g) If Sublessee shall default under the Master Lease or cause or create a condition, fact or circumstance whereby Sublessor shall be in default thereunder within ten (10) days after such notice of such default by Sublessor (provided that Sublessee shall be offered up to an additional twenty (20) days to so cure, if such additional period for cure does not constitute or create a default under the Master Lease).

     Upon the occurrence of any default, Sublessor shall have the option to pursue any one or more of the following remedies:

          (a) Sublessor may, with or without terminating this Sublease and without prejudice to any other remedy Sublessor may have for possession, arrearages in Sublease Rent or damages for breach of contract or otherwise, immediately or at any time thereafter reenter the Subleased Premises and expel or remove Sublessee therefrom and all persons and entities claiming by, through or under Sublessee and all property belonging to or placed on the Subleased Premises by, at the direction of or with the consent of Sublessee, by force if necessary, without being liable to prosecution or any claim for damages therefor; and Sublessee agrees to indemnify Sublessor for all loss and damage which Sublessor may suffer by reason of such termination of this Sublease or of Sublessee's right to possession hereunder, whether through inability to relet the Subleased Premises or through decrease in rental or otherwise.
Sublessor, at its option and with or without terminating this Sublease, may also declare the entire amount of the Sublease Rent which would become due and payable during the remainder of the term of this Sublease to be due and payable immediately, in which event such sum shall be due and payable immediately and Sublessee agrees to pay the same at once, together with all Sublease Rent and other sums theretofor due, it being understood and agreed that such payment shall be and constitute Sublessor's liquidated damages, Sublessor and Sublessee acknowledging and agreeing that it is difficult or impossible to determine the actual damages Sublessor would suffer from Sublessee's breach hereof and that the agreed upon liquidated damages are not punitive or penalties and are just, fair and reasonable (b) Sublessor, with or without terminating this Sublease, may immediately or at any time thereafter relet the Subleased Premises or any part thereof for such time or times, at such rental or rentals and upon such other terms and conditions as Sublessor in its sole discretion may deem advisable, and Sublessor may make any alterations or repairs to the Subleased Premises which it may deem necessary or proper to facilitate such reletting; and Sublessee shall pay all costs of such reletting including, but not limited to, the cost of any such alterations and repairs to the Subleased Premises, attorneys' fees and brokerages commissions; and if this Sublease shall not have been terminated, Sublessee shall continue to pay all Sublease Rent and all other charges due under this Sublease up to and including the date of beginning of payment of rent by any subsequent sublessee of part or all of the Subleased Premises, and thereafter Sublessee shall pay monthly during the remainder of the term of this Sublease the difference, if any, between the rent and other charges collected from any such subsequent sublessee or sublessees and the Sublease Rent and other charges reserved in this Sublease, but Sublessee shall not be entitled to receive any excess of any such rents collected over the Sublease Rent reserved herein.

          (c) Sublessor, with or without terminating this Sublease, may recover from Sublessee all damages and expenses Sublessor suffers or incurs by reason of Sublessee's default, including, without limitation, costs of recovering the Subleased Premises, attorneys' fees and any unamortized value of improvements to the Subleased Premises and brokerage commissions, all of which shall be due and payable by Sublessee to Sublessor immediately upon demand.

          (d) Sublessor shall be entitled to exercise any and all of the rights and remedies to which Sublessor is entitled by law, in equity or otherwise and also any and all of the rights and remedies specifically provided to the Master Lessor in the Master Lease in the event of a default by the Tenant thereunder, and wherever in the Master Lease rights and remedies are given to the Master Lessor, the same shall be deemed to be given to Sublessor hereunder.

          The remedies provided for in this Sublease are in addition to any other remedies available to Sublessor at law or in equity, by statute or otherwise. All remedies provided in this Sublease are cumulative and may be exercised alternatively, successively or in any other manner. The exercise by Sublessor of any one or more of the rights and remedies provided in this Sublease shall not prevent the subsequent exercise by Sublessor of any one or more of the other rights or remedies herein provided. In addition to and not in limitation of the foregoing, if Sublessee shall be in default hereunder, Sublessor is hereby empowered and may, but shall have no obligation to do so, and without waiving or releasing Sublessee from any obligation of Sublessee or any other right or remedy of Sublessor under this Sublease or otherwise, make any payment or perform any action or correct any such default on Sublessee's part to be made, performed or observed as in this Sublease provided. All sums so paid by Sublessor and all necessary incidental costs shall be deemed Sublease Rent hereunder and shall be payable to Sublessor by Sublessee on demand and Sublessor shall have (in addition to any right or remedy of Sublessor) the same rights and remedies in the event of nonpayment thereof by Sublessee as in the case of any other default by Sublessee in the payment of Sublease Rent. All sums so paid by Sublessor and all such necessary incidental expenses shall accrue simple interest at a rate of one and one half percent (1-1/2%) per month from demand until payment, and Sublessee shall pay to Sublessor such accrued interest together with all such sums and expenses. This paragraph shall survive the expiration or termination of this Sublease, by lapse of time or otherwise.

     11. Notice. Any notice to be given under this Sublease shall be in writing and shall be sent by (i) hand delivery, (ii) next business day delivery via a national delivery service such as Federal Express, (iii) by telecopier or facsimile, provided a confirming copy is sent by one of the methods described in (i), (ii) or (iv), or (iv) registered or certified U.S. mail, return receipt requested, postage prepaid, addressed to the parties at their respective addresses as stated herein. Notices shall be effective (i) on the date of hand delivery, (ii) one (1) business day after deposit with a national courier service, (iii) on the date the sender receives verbal or electronic or other confirmation of receipt of transmission via telecopier or facsimile, regardless of when the confirming copy is actually delivered or
(iv) three (3) days after deposit in the U.S. Mail. Inability to deliver due to change of address for which no notice was given, or refusal to accept delivery or inability to transmit via telecopier or facsimile due to reception or mechanical difficulties on the recipient's end shall be deemed delivery hereunder. Each party shall have the right to designate by notice in writing any other address to which such party's notice is to be sent.

     Notice to Sublessor:Contour Medical, Inc.
                         6025 Shiloh Road, Suite A
                         Alpharetta, Georgia 30005
                         Attention: Mr. Donald F. Fox
                         Telephone: 770/888-8528
                         Facsimile: 770/888-8638

     With a copy to:     Miriam J. Dent, Esq.
                         Rogers ~ Hardin
                         2700 International Tower, Peachtree Center
                         229 Peachtree Street, N.E.
                         Atlanta, Georgia 30303
                         Telephone: 404/420-4608
                         Facsimile: 404/525-2224

     Notice to Sublessee:Sunscript Pharmacy Corporation
                         101 Sun Lane
                         Albuquerque, New Mexico 87109
                         Attention: Mr. John Driscoll
                         Telephone: 505/856-2442
                         Facsimile: 505/823-4344

     With a copy to:     Sun Healthcare Group, Inc. Legal Dept.
                         101 Sun Lane
                         Albuquerque, New Mexico 87109
                         Attention: Nikki Mann, Esq.
                         Telephone: 505/856-2363
                         Facsimile: 505/828-0944

     12. Indemnification. Sublessee shall and does hereby indemnify, defend and hold Sublessor and Master Lessor harmless from and against any and all loss, cost, damage or expense suffered or incurred by Sublessor and Master Lessor arising out of or resulting from any use or occupancy of the Subleased Premises and any acts or omissions of Sublessee and Sublessee's agents, contractors, employees, licensees and invitees. The foregoing indemnification obligation of Sublessee shall include attorneys' fees, investigation costs and other costs and expenses incurred by Sublessor and Master Lessor. Sublessee's indemnity shall encompass the indemnity obligations provided in the Master Lease but shall not encompass any claims, actions or damages arising solely from Sublessor's negligence or wilful misconduct. This paragraph shall survive the expiration or earlier termination of this Sublease by lapse of time or otherwise.

     13. Attorneys' Fees. If as a result of any default by either party hereunder, the nondefaulting party uses the services of any attorneys in order to secure compliance with the provisions hereof or recover damages therefor, or to terminate this Sublease or, if the defaulting party is Sublessee, to evict Sublessee, the defaulting party shall reimburse the nondefaulting party upon demand for any and all attorneys' fees and expenses so incurred by the nondefaulting party. This paragraph shall survive the expiration or termination of this Sublease, by lapse of time or otherwise.

     14. Surrender. On the date upon which the term hereof shall expire and come to an end, whether on the Expiration Date, by lapse of time, as a result of default or otherwise, Sublessee, at the Sublessee's sole cost and expense, shall quit and surrender the Subleased Premises to Sublessor in the same good order and condition as existed on the Commencement Date. This paragraph shall survive the expiration or termination of this Sublease, by lapse of time or otherwise.

     15. Brokers. Sublessor and Sublessee hereby represent and warrant that there are no brokers or others who might be entitled to any fees or commissions as a result of this Sublease or Sublessee's occupancy of the Subleased Premises. Sublessor and Sublessee hereby indemnify, defend and hold each other harmless from and against any and all loss, cost, damage or expense suffered or incurred by the indemnified party as a result of any claim made against the indemnified party which is based upon a breach of the foregoing representation and warranty by the indemnifying party. This paragraph shall survive the expiration or termination of this Sublease, by lapse of time or otherwise.

     16. Successors and Assiqns. This Sublease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Sublessor may assign this Sublease.

     17. Sublessor's Richt of Access. Master Lessor and Sublessor shall have the right to enter the Subleased Premises, including entry for repairs, inspections or to exhibit the Subleased Premises to others, upon reasonable notice to Sublessee at reasonable times except in the case of the emergency (in which case no notice shall be required).

     18. Governinq Law. This Sublease shall be construed in accordance with and governed by the laws of the State of Georqia.

     19. Merqer and Modification Clause. This Sublease constitutes the full and final understanding of the parties with respect to the subject matter described herein and supersedes any and all prior agreements, written or oral, express or implied. This Sublease may not be amended other than by a writing executed by the parties hereto. To the extent any provision of this Sublease is held to be unenforceable by any court of competent jurisdiction, the unenforceability thereof shall not affect any other provision hereof, and such other provisions shall remain in full force and effect.

     20. Time of the Essence. Time is of the essence of this Sublease and each and all of its provisions.

     21. Miscellaneous. The words "Sublessor" and "Sublessee" as used herein shall include the plural as well as the singular. This Sublease grants Sublessee the right to possess and enjoy the use of the Subleased Premises subject to the terms, conditions and provisions of this Sublease and the Master Lease and no estate is conveyed by this Sublease. Nothing in this Sublease shall be deemed to make or imply that Sublessor and Sublessee are partners or joint venturers. Submission of this Sublease for examination or signature by Sublessee does not constitute a reservation of or option to lease and is not effective as a lease or otherwise until execution and delivery by both Sublessor and Sublessee.
Sublessee shall not, without the prior written consent of Sublessor and Master Lessor, record this Sublease or a short form memorandum hereof. The captions and headings contained in this Sublease are for convenience only and do not in any way limit, amplify or modify the terms, conditions or provisions of this Sublease.

     22. Release and Subroqation. Sublessee hereby waives and releases Sublessor and Master Lessor from any and all claims, rights, demands and causes of action which Sublessee might have at any time against Sublessor or Master Lessor on account of loss or damage that is or should be covered by any insurance policy Sublessee has or is required to have pursuant to this Sublease and the Master Lease. Sublessee and Sublessor shall obtain from their respective insurance companies a waiver of all rights of subrogation which the insurance companies might have against the other. This paragraph shall survive the expiration or termination of this Sublease, by lapse of time or otherwise.

     23. Waiver. Waiver of any term, condition or provision hereof shall not be deemed to be a waiver of any subsequent breach of the same or any other term, condition or provision herein contained, nor shall any custom or practice which may develop between the parties hereof be construed to waive or lessen the right of the parties to insist upon the performance in strict accordance with the terms, conditions and provisions hereof. The acceptance of any Sublease Rent hereunder by Sublessor shall not be deemed to be a waiver of any preceding breach or default by Sublessee regardless of Sublessor's knowledge of such preceding breach or default at the time of acceptance thereof.

     IN WITNESS WHEREOF, the parties hereto have executed this Sublease Agreement as of the date set forth above.

SUBLESSOR:

CONTOUR MEDICAL, INC., a Nevada corporation

By:/s/ Donald F. Fox
Donald F. Fox, President

[CORPORATE SEAL]

SUBLESSEE:

SUNSCRIPT PHARMACY CORPORATION
a New Mexico corporation

By: /s/ John Dill
Title: President

[CORPORATE SEAL]